                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material under Rule 14a-12

                          BLUE MARTINI SOFTWARE, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box)

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


Title of each class of securities to which transaction applies:


________________________________________________________________________________

Aggregate number of securities to which transaction applies:


________________________________________________________________________________


Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________


Proposed maximum aggregate value of transaction:

________________________________________________________________________________


Total fee paid:

________________________________________________________________________________

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Amount Previously Paid:

________________________________________________________________________________


Form, Schedule or Registration Statement No.:

________________________________________________________________________________


Filing Party:

________________________________________________________________________________


Date Filed:

________________________________________________________________________________

                          BLUE MARTINI SOFTWARE, INC.
                               2600 Campus Drive
                          San Mateo, California 94403

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 7, 2001



To The Stockholders Of Blue Martini Software, Inc.:

          Notice Is Hereby Given that the Annual Meeting of Stockholders of Blue Martini Software, Inc., a Delaware corporation, will be held on Thursday, June 7, 2001 at 10:00 a.m. local time at the San Mateo Marriott Hotel located at 1770 South Amphlett Blvd., San Mateo, California 94402 for the following purposes:

1. To elect two directors to hold office until the 2004 Annual Meeting of Stockholders.

2. To ratify the selection of KPMG LLP as our independent auditors for the year ending December 31, 2001.

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

          The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

          The Board of Directors has fixed the close of business on April 9, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                           By Order of the Board of Directors

                                           /s/ Eric C. Jensen

                                           Eric C. Jensen

                                           Secretary

San Mateo, California
April 27, 2001


      All Stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

                          BLUE MARTINI SOFTWARE, INC.
                               2600 Campus Drive
                          San Mateo, California 94403

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 7, 2001


                INFORMATION CONCERNING SOLICITATION AND VOTING

General

         The enclosed proxy is solicited on behalf of the board of directors of Blue Martini Software, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on June 7, 2001, at 10:00 a.m. local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The annual meeting will be held at the San Mateo Marriott Hotel located at 1770 South Amphlett Blvd., San Mateo, California 94402. We intend to mail this proxy statement and accompanying proxy card on or about April 27, 2001 to all stockholders entitled to vote at the annual meeting.

Solicitation

         We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

         Only holders of record of common stock at the close of business on April 9, 2001 will be entitled to notice of and to vote at the annual meeting. At the close of business on April 9, 2001, we had outstanding and entitled to vote 69,443,308 shares of common stock.

         Each holder of record of common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the annual meeting.

         All votes will be tabulated by the Inspector of Election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Revocability of Proxies

         Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of our company at our principal executive office, 2600 Campus Drive, San Mateo, California 94403, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

         Pursuant to Rule 14a-8 of the Securities and Exchange Commission, the deadline for submitting a stockholder proposal for inclusion in our proxy statement and form of proxy for our 2002 annual meeting of stockholders is December 18, 2001. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must provide specified information to us between March 9, 2002 and April 8, 2002. Stockholders are also advised to review our bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                  Proposal 1

                             Election Of Directors

         Our amended and restated certificate of incorporation and bylaws provide that our board of directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the board of directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the board of directors to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

         The board of directors is presently composed of six members. There are two directors in the class whose term of office expires in 2001, both of whom are standing for reelection. The two nominees, A. Michael Spence and Andrew W. Verhalen, are each currently a director of the company. If elected at the annual meeting, each of the nominees would serve until the 2004 annual meeting and until his successor is elected and qualified, or until such director's earlier death, resignation or removal.

         Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management of the company has no reason to believe that any nominee will be unable to serve.

         Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the annual meeting.

Nominees for Election for a Three-year Term Expiring at the 2004 Annual Meeting

A. Michael Spence

         A. Michael Spence, Ph.D. has served as a director since August 1998. Dr. Spence is Professor of Management Emeritus in the Graduate School of Business at Stanford University. From 1990 until 1999, Dr. Spence served as Phillip H. Knight Professor and Dean of the Graduate School of Business at Stanford University. Dr. Spence also serves as a director of General Mills, Inc., Nike, Inc., Siebel Systems, Inc., Exult, Inc. and Torstar Corporation.

Andrew W. Verhalen

         Andrew W. Verhalen has served as a director since January 1999. Mr. Verhalen has been a general partner of entities associated with Matrix Partners since April 1992. From 1986 to 1991, Mr. Verhalen served as a divisional Vice President and General Manager at 3Com Corporation. Mr. Verhalen currently serves as a director of Copper Mountain Networks, Inc., Openwave Systems, Inc., Turnstone Systems, Inc. and WatchGuard Technologies, Inc.


                       The Board Of Directors Recommends
                    A Vote In Favor Of Each Named Nominee.

Directors Continuing in Office Until the 2002 Annual Meeting

Edward H. Vick

         Edward H. Vick has served as a director since February 2000. Since
June 2000, Mr. Vick has served as Chairman and Chief Executive Officer of Young & Rubicam Advertising. From November 1997 to June 2000, Mr. Vick served as Chief Creative Officer at Young & Rubicam Inc., and from December 1999 to June 2000, Mr. Vick also served as Chairman of the Board of Young & Rubicam Inc. From January 1992 to November 1997, Mr. Vick held various management positions at Young & Rubicam Inc.

William F. Zuendt

         William F. Zuendt has served as a director since August 1998. Mr. Zuendt retired as President and Chief Operating Officer of Wells Fargo & Company, a bank holding company, and its principal subsidiary Wells Fargo Bank, in 1997 after serving in that position since 1994. Mr. Zuendt currently serves as a director of 3Com Corporation, Advent Software, Inc. and Be, Incorporated.

Directors Continuing in Office Until the 2003 Annual Meeting

James C. Gaither

         James C. Gaither has served as director since August 1998. Beginning in 1971, Mr. Gaither was a partner at the law firm of Cooley Godward LLP and is now Senior Counsel at the firm. Mr. Gaither is also a Managing Director of Sutter Hill Ventures. Mr. Gaither currently serves as a director of Basic American, Inc., nVidia Corporation, Siebel Systems, Inc. and Levi Strauss & Co.

Monte Zweben

         Monte Zweben has served as our Chairman, President and Chief Executive Officer since June 1998. From November 1997 to June 1998, Mr. Zweben was an Entrepreneur in Residence at Matrix Partners and Institutional Venture Partners, two venture capital firms. From October 1996 to November 1997, Mr. Zweben was Vice President and General Manager at PeopleSoft, Inc., a provider of enterprise software applications. From 1992 to December 1996, Mr. Zweben was Chairman, President and Chief Executive Officer of Red Pepper Software Company. From September 1986 to December 1992, Mr. Zweben was the Deputy Branch Chief of the NASA Ames Research Center's Artificial Intelligence Branch. Mr. Zweben currently serves as a director of Advent Software, Inc.

Board Committees and Meetings

         During the year ended December 31, 2000, the board of directors held seven meetings and acted by unanimous written consent four times. The board of directors has an audit committee and a compensation committee.

         The audit committee meets with our independent auditors to review the results of the annual audit and discuss the consolidated financial statements; recommends to the board of directors the independent auditors to be retained; oversees the independence of the auditors; evaluates the independent auditors' performance; receives and considers the independent auditors' comments as to internal controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The audit committee is composed of three directors: Dr. Spence and Messrs. Vick and Zuendt. The audit committee met three times during the year ended December 31, 2000 and acted by unanimous written consent one time. All members of our audit committee are independent (as independence is defined in Rule 4200(a)(15) of the NASD listing standards). The audit committee has adopted a written Audit Committee Charter that is attached hereto as Appendix A.

         The compensation committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under our stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the board of directors may delegate. The compensation committee is composed of two outside directors:
Messrs. Gaither and Verhalen. The compensation committee met one time during the year ended December 31, 2000 and acted by unanimous written consent 32 times.

         During the year ended December 31, 2000, all directors except Edward Vick attended at least 75% of the aggregate meetings of the board of directors and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

Report of the Audit Committee of The Board of Directors/1/

         The audit committee of the board of directors is composed of three independent directors and operates under a written charter adopted by the board of directors. This charter is attached as Appendix A. The members of the audit committee are A. Michael Spence, Edward H. Vick and William F. Zuendt. The audit committee recommended to the board of directors, subject to stockholder ratification, the selection of KPMG LLP as our independent auditors.

         Management is responsible for our internal controls and the financial reporting process. KPMG, the independent auditors, are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The audit committee's responsibility is to monitor and oversee these processes.

         In this context, the audit committee has met and held discussions with management and KPMG. Management represented to the audit committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the consolidated financial statements with management and KPMG. The audit committee discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         KPMG also provided to the audit committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In addition, the audit committee discussed with KPMG that firm's independence.

         Based on the audit committee's discussions with management and KPMG and the audit committee's review of the representations of management and the report of KPMG to the audit committee, the audit committee recommended that the board of directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

         A. Michael Spence
         Edward H. Vick
         William F. Zuendt

Audit Fees

         The aggregate fees billed for professional services rendered by KPMG for the audit of our annual consolidated financial statements for the year ended December 31, 2000, and the reviews of the condensed financial statements included in our Quarterly Reports on Forms 10-Q for the year ended December 31, 2000, were $281,000.

Financial Information Systems Design and Implementation Fees

         There were no fees billed by KPMG for information technology services during the year ended December 31, 2000.

_________________

/1/ The material in this report is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of the company under the Securities Act of 1933 (the "Securities Act") or the Exchange Act of 1934 (the "Exchange Act"), whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

All Other Fees

         The aggregate fees billed for all other services, exclusive of the fees disclosed above relating to financial statement audit services, rendered by KPMG during the year ended December 31, 2000, were $927,000. These other services consisted of the following:

      .   Services related to the company's registration statement on Form S-1      $675,000
      .   Tax compliance                                                              37,000
      .   International tax planning                                                 215,000
                                                                                    --------
                                                                                    $927,000
                                                                                    ========

Consideration of Non-Audit Services Provided by the Independent Auditor

         The Audit Committee has considered whether the services provided by KPMG are compatible with maintaining KPMG's independence.

                                  Proposal 2

               Ratification Of Selection Of Independent Auditors

         The board of directors has selected KPMG as our independent auditors for the year ending December 31, 2001 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the annual meeting. KPMG has audited our financial statements since our inception in 1998. Representatives of KPMG are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         Stockholder ratification of the selection of KPMG as our independent auditors is not required by our bylaws or otherwise. However, the board of directors is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee and the board of directors will reconsider whether or not to retain KPMG. Even if the selection is ratified, the audit committee and the board of directors in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the company and its stockholders.

         The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of KPMG. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       The Board Of Directors Recommends
                        A Vote In Favor Of Proposal 2.

                              Security Ownership Of
                    Certain Beneficial Owners And Management

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 9, 2001 by:

     .   each of our directors;

     . our Chief Executive Officer and each of the four most highly compensated executive officers for the year ended December 31, 2000;

     .   all of our executive officers and directors as a group; and

     . each stockholder known by us to be the beneficial owners of more than five percent (5%) of our common stock.

     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Unless indicated below, to our knowledge, the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned, subject to community property laws where applicable. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of April 9, 2001 are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The percentage of beneficial ownership is based on 69,443,308 shares of common stock outstanding as of April 9, 2001. Unless otherwise indicated, the address for each listed stockholder is c/o Blue Martini Software, Inc., 2600 Campus Drive, San Mateo, California 94403.

                                                                                       Beneficially Owned
                                                                           --------------------------------------------
                                                                                                         Percent of
Name of Beneficial Owner                                                       Number of Shares            Total
-----------------------------------------------------------------------------------------------------------------------
Directors and Executive Officers
Monte Zweben/(1)/......................................................            27,070,364              39.0%
Robert E. Cell/(2)/....................................................               177,500                  *
William H. Evans/(3)/..................................................             1,429,636               2.1%
Scott D. Hanham/(4)/...................................................               552,265                  *
Jeffrey G. Johnson/(5)/................................................             1,251,911               1.8%
James C. Gaither/(6)/..................................................               382,628                  *
A. Michael Spence/(6)/.................................................               381,844                  *
Andrew W. Verhalen/(7)/................................................             7,289,120              10.5%
Edward H. Vick/(8)/....................................................                62,500                  *
William F. Zuendt/(6)/.................................................             1,223,948               1.8%
All directors and executive officers as a group (14 Persons)/(9)/......            40,180,019              57.5%
5% Stockholders
Entities Affiliated with Matrix Partners/(7)/..........................             7,289,120              10.5%

______________________

* Represents beneficial ownership of less than one percent (1%) of our common stock.

(1) Includes 2,892,000 shares held by the Zweben Family Limited Partnership and 6,343,364 shares held by the Zweben Family Revocable Trust.

(2) Includes 65,000 shares issuable upon exercise of vested options within 60 days of April 9, 2001.

(3) Includes 445,484 shares subject to a right of repurchase by the company at the purchase price for such shares.

(4) Includes 550,001 shares subject to a right of repurchase by the company at the purchase price for such shares.

(5) Includes 469,350 shares subject to a right of repurchase by the company at the purchase price for such shares. Includes 200,000 shares held by the Jeffrey G. Johnson Annuity Trust.

(6) Includes 135,237 shares subject to a right of repurchase by the company at the purchase price for such shares.

(7) Represents 6,560,208 shares held by Matrix Partners V, L.P. and 728,912 shares held by Matrix V Entrepreneurs Fund, L.P. Mr. Verhalen is a general partner of entities associated with Matrix Partners and disclaims beneficial ownership of the shares held by entities affiliated with Matrix Partners except to the extent of his pecuniary interest in entities affiliated with Matrix Partners.

(8) Includes 62,500 shares issuable upon exercise of vested options within 60 days of April 9, 2001.

(9) Includes 1,870,546 shares subject to a right of repurchase, 415,000 shares issuable upon exercise of vested options within 60 days of April 9, 2001 and 7,289,120 shares held by affiliates of our directors.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulation to furnish us with copies of all Section 16(a) forms they file.

      To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2000, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

                             Executive Compensation

Compensation of Directors

      Our directors do not currently receive any cash compensation for service on the board of directors or any committee thereof, but our directors are eligible for reimbursement for certain expenses incurred in connection with attendance at board of directors and committee meetings.

      In October 1998, Dr. Spence and Messrs. Gaither and Zuendt each purchased 381,844 shares of our common stock at a purchase price of $0.01 per share, including 135,237 shares that were subject to right of repurchase as of April 9, 2001. In February 2000, Mr. Vick was granted an option to purchase 200,000 shares of our common stock with an exercise price of $1.50 per share that will vest 25% after one year of service and 1/48/th/ per month thereafter over three years.

      Pursuant to our 2000 Non-Employee Directors' Stock Option Plan, each current non-employee director was granted an option to purchase up to 25,000 shares of our common stock on July 24, 2000, the effective date of our initial public offering, at an exercise price of $20.00. In addition, each new non-employee director will receive the same option on a director's election or appointment to the board of directors. Non-employee directors will also be granted an option to purchase up to 7,500 shares of our common stock on the day after each annual meeting of our stockholders. Furthermore, non-employee directors who serve as committee members will be granted an option to purchase up to 5,000 shares of our common stock on the day after each annual meeting of our stockholders. The exercise price of each new option will be the fair market value of a share of our common stock on the date of grant of the option.

Compensation of Executive Officers

      The following table shows for the years ended December 31, 1999 and 2000, compensation awarded or paid to, or earned by, our Chief Executive Officer and our other four most highly compensated executive officers at December 31, 2000 (the "Named Executive Officers"). As permitted by the rules promulgated by the Securities and Exchange Commission, no compensation amounts are shown for 1998. The information in the table includes salaries, bonuses, commissions, stock options granted and other miscellaneous compensation. The compensation table excludes other compensation in the form of perquisites and other personal benefits that constituted less than 10% of the total annual salary and bonus of each of the Named Executive Officers.

                           Summary Compensation Table

                                                                                                        Long-Term
                                                                                                      Compensation
                                                             Annual Compensation                          Awards
                                              ---------------------------------------------------    ---------------
                                                                                                        Securities
                                                                                     Other             Underlying
Name and Principal Position          Year          Salary           Bonus        Compensation            Options
---------------------------          ----          ------           -----        ------------            -------
  Monte Zweben                       2000         $225,000           --               --                600,000
     Chairman, President and Chief   1999         $153,077       $  75,000            --                  --
     Executive Officer

  Robert E. Cell/(1)/                2000         $133,385       $  15,000        $51,699/(2)/          600,000
     Vice President, Corporate
     Development

  William H. Evans                   2000         $165,000           --               --                  --
     Vice President and General      1999         $171,346       $  10,000            --                  --
     Manager, Asia-Pacific

  Scott D. Hanham                    2000         $168,125           --               --                  --
     Vice President, Product         1999         $155,769       $  42,500            --                400,000
     Development and Services

  Jeffrey G. Johnson                 2000         $140,000       $118,613/(3)/        --                  --
     Vice President, Sales           1999         $135,000       $535,924/(4)/        --                  --

_________________

(1) Mr. Cell became an executive officer of the company in March 2000. His annualized salary in 2000 was $170,000.

(2) In connection with Mr. Cell's relocation to California, he received reimbursement for the costs he incurred in relocating.

(3) Represents sales commissions of $118,613 earned in 2000, of which $99,634 was paid during 2000 to Mr. Johnson and the remainder was paid to him in 2001.

(4) Includes sales commissions of $510,924 earned in 1999, of which $48,928 was paid during 1999 to Mr. Johnson and the remainder was paid to him in 2000.

                        Stock Option Grants And Exercises

         As of December 31, 2000, we had 14,073,798 shares outstanding upon the exercise of options under the 2000 Equity Incentive Plan and the 2000 Non-Employee Director's Stock Option Plan and options to purchase a total of 8,674,367 shares were outstanding under both plans. In addition, as of December 31, 2000, options to purchase 6,708,476 shares remained available for future grant under both plans.

         We grant options to our executive officers under our 2000 Equity Incentive Plan. The following table shows for the year ended December 31, 2000, certain information regarding options granted to the Named Executive Officers. The exercise price of each option was equal to the fair market value of our common stock as valued by the board of directors on the date of grant. The exercise price must be paid in cash.

         The potential realizable value is calculated based on the ten-year term of the option and the market value at the time of grant. Based on the rules promulgated by the Securities and Exchange Commission, we have assumed a stock price appreciation of 0%, 5% and 10% from the date of grant of the options. These assumptions do not represent our prediction of our stock price performance. The potential realizable values at 0%, 5% and 10% appreciation are calculated by:

         . multiplying the number of shares of common stock subject to a given option by the value used by the company for accounting purposes to determine, if any, compensation expense related to the option grant;

         . assuming that the total stock value derived from that calculation compounds at the annual 0%, 5% or 10% rate shown in the table from the date of grant of the options until the expiration of the options; and

         .    subtracting from that result the total option exercise price.

                      Option Grants During The Last Year



                          Number of       Percent of                                      Potential Realizable Value at Assumed
                         Securities     Total Options                                  Annual Rates of Stock Price Appreciation
                         Underlying       Granted to                                              for Option Term/(2)/
                           Options      Employees in     Exercise Price    Expiration  -----------------------------------------
Name                       Granted         2000/(1)/        Per Share         Date          0%            5%             10%
----                       -------         ---------        ---------         ----     ----------      --------       ----------
Monte Zweben             600,000/(3)/        5.7%             $6.00         4/14/10      $1,680,000   $5,000,564      $10,094,960

Robert E. Cell           600,000/(4)/        5.7%             $1.50         3/19/10      $4,380,000   $7,700,564      $12,794,960

William H. Evans             --              --               --             --            --           --               --

Scott D. Hanham              --              --               --             --            --           --               --

Jeffrey G. Johnson           --              --               --             --            --           --               --

________________________

     (1) Based on options to purchase 10,503,225 shares granted in 2000 under the 2000 Equity Incentive Plan and 2000 Non-Employee Director's Stock Option Plan.

     (2) The company issued options to certain employees under the 2000 Equity Incentive Plan with exercise prices below the amount subsequently determined to be the fair value of the common stock at the date of grant for accounting purposes. In accordance with the requirements of Accounting Principles Board Opinion No. 25, the company has recorded deferred stock compensation for the differences between the exercise price of the options and the deemed fair market value of the company's stock at the date of grant. The deemed fair market value for the options granted to Mr. Zweben and Mr. Cell was $8.80 per share.

     (3)  This option will vest monthly over three years beginning June 5, 2002.

     (4) This option vested 25% on the first anniversary of the vesting commencement date (March 20, 2001) and will vest 1/48/th/ each month thereafter.

    Aggregated Option Exercises in the Last Year and Year-end Option Values

         The following table sets forth for each of the Named Executive Officers the shares acquired and the value realized on each exercise of stock options during the year ended December 31, 2000 and the number and value of shares of our common stock "vested" and "unvested" underlying unexercised options held by the Named Executive Officers at December 31, 2000. Certain options granted under the 2000 Equity Incentive Plan are immediately exercisable, but are subject to our right to repurchase unvested shares on termination of employment. Amounts shown under the column "Value Realized" are based on the fair market value of our common stock on the date of exercise minus the exercise price, multiplied by the number of shares exercised, without taking into account any taxes that may be payable in connection with the transaction.

                                                                 Securities Underlying       Value of Unexercised
                                                                Unexercised Options at     In-the-Money Options at
                                                                   December 31, 2000        December 31, 2000/(1)/
                             Shares Acquired        Value       ----------------------     -----------------------
Name                           on Exercise        Realized        Vested      Unvested      Vested       Unvested
----                           -----------        --------      ---------     --------     --------     ----------
Monte Zweben                         --                 --             --      600,000          --      $4,350,000

Robert E. Cell                  110,000/(2)/    $1,045,000/(3)/        --      490,000          --      $5,757,500

William H. Evans                     --                 --             --           --          --              --

Scott D. Hanham                      --                 --             --           --          --              --

Jeffrey G. Johnson                   --                 --             --           --          --              --

__________________

(1) Fair market value of our common stock at December 31, 2000 ($13.25) minus the exercise price of the options.

(2) All such shares were subject to the company's right to repurchase until March 20, 2001.

(3) The deemed fair market value of our common stock on the date of exercise was $11.00, which is the value used by the company for accounting purposes to determine if any compensation expenses related to any options granted were reportable.

         Report of the Compensation Committee of the Board Of Directors
                         on Executive Compensation/1/

     The board of directors has delegated to the compensation committee the authority to establish and administer our compensation programs. The compensation committee is comprised of two non-employee directors: Messrs. James
C. Gaither and Andrew W. Verhalen. The compensation committee is responsible for: (i) determining the most effective total executive compensation strategy based upon the business needs of the company and consistent with stockholders' interests; (ii) administering our executive compensation plans, programs and policies; (iii) monitoring corporate performance and its relationship to compensation of executive officers; and (iv) making appropriate recommendations concerning matters of executive compensation.

Compensation Philosophy

     The policies of the compensation committee with respect to executive officers, including the Chief Executive Officer, are to provide compensation sufficient to attract, motivate and retain executives of outstanding ability and potential. To emphasize sustained performance of our executive officers, the compensation committee has adopted policies to align executive compensation with the creation of stockholder value as measured in the equity markets. These policies are implemented using a mix of the following key elements:

     1. We pay base salaries that are generally competitive with other computer software companies with which we compete for talent. To ensure that our salaries are sufficient to attract and retain highly qualified executives and other key employees, we regularly compare our salaries with those of our competitors and set salary parameters based on this review;

     2. We pay cash bonuses based on the achievement of specific operating goals and high levels of performance; and

     3. We provide significant equity-based incentives pursuant to our 2000 Equity Incentive Plan and Employee Stock Purchase Plan to ensure that our executive officers and key employees are motivated to achieve our long term goals.

Base Salary

     The compensation committee recognizes the importance of maintaining compensation practices and levels of compensation competitive with other computer software companies with which we compete for personnel. Base salary represents the fixed component of the executive compensation program. The compensation committee reviews with the Chief Executive Officer an annual salary plan for the company's executive officers, other than the Chief Executive Officer. The salary plan is modified as deemed appropriate and approved by the compensation committee. The annual salary plan is developed based on an annual review of executive salaries at comparable software companies. The annual plan also takes into account past performance and expected future contributions of the individual executive.

__________________________
/1/ The material in this report is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of the company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

Cash Bonuses

     We maintain annual cash incentive bonus programs to reward certain executive officers and other key employees for attaining defined performance goals. In determining bonus amounts for executive officers, consideration is given to the company's performance and individual performance.

Equity Compensation

     The 2000 Equity Incentive Plan and Employee Stock Purchase Plan offered by the company have been established to provide all employees of the company, including executive officers, with an opportunity to share, along with the stockholders of the company, in the long-term performance of the company. The compensation committee strongly believes that a primary goal of the compensation program should be to provide key employees who have significant responsibility for the management, growth and future success of the company with an opportunity to increase their ownership of the company and potentially gain financially from company stock price increases. The interests of stockholders, executives and employees should thereby be closely aligned. Executives are eligible to receive stock options at the discretion of the compensation committee, giving them the right to purchase shares of our common stock in the future at a price equal to fair market value at the date of grant. All grants must be exercised according to the provisions of our 2000 Equity Incentive Plan. All outstanding options held by executive officers vest over a period of not less than four years and expire ten years from the date of grant. We have used stock options as the primary incentive to attract and motivate our executive officers. The goal of the compensation committee is to provide equity compensation for executive officers, including the Chief Executive Officer, which equal levels at comparable software companies. Within such range, option amounts are based on salary grade within the company and the achievement of overall company and individual performance goals as discussed above. After considering the criteria relating to awarding stock options, the compensation committee determined that certain executive officers, including Monte Zweben, our Chief Executive Officer, would receive option grants during 2000. All such options, except for the grant to Mr. Zweben, vest over a four-year period. The options granted to Mr. Zweben in March 2000 will not begin to vest until June 2002 and will then vest monthly over the following three years. See "Option Grants During the Last Year."

Chief Executive Officer Compensation

The compensation committee uses the same procedures described above in setting the annual salary, bonus and stock option awards for Monte Zweben, the company's Chairman, President and Chief Executive Officer. Mr. Zweben's base salary increased from $153,077 in 1999 to $225,000 in 2000. Under our executive compensation program, the total compensation mix for senior executives emphasizes longer-term rewards in the form of stock options. In March 2000, Mr. Zweben received option grants to purchase 600,000 shares of our common stock at an exercise price of $6.00 per share. Such options will vest monthly over a three-year period beginning June 5, 2002. In determining such grant, the compensation committee reviewed the stock option positions provided to chief executive officers of comparable software companies in connection with their employment services. This grant was intended to continue to maintain the overall competitiveness of Mr. Zweben's compensation package and strengthen the alignment of Mr. Zweben's interests with those of the stockholders during a crucial phase of the company's development.

Federal Tax Considerations

     Section 162(m) of the Code limits the company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The compensation committee has determined to satisfy the requirements for "performance-based compensation" with respect to compensation awarded to our executive officers to the extent then practicable.

Summary

     The compensation committee believes that the compensation of executives by the company is appropriate and competitive with the compensation programs provided by other software companies with which the company competes for executives and employees. The compensation committee believes its compensation strategy, principles and practices result in a compensation program tied to stockholder returns and linked to the achievement of annual and longer-term financial and operational results of the company on behalf of the company's stockholders.

                                                     Compensation Committee

                                                     James C. Gaither
                                                     Andrew W. Verhalen


Compensation Committee Interlocks and Insider Participation

     As noted above, the compensation committee consists of Messrs. Gaither and Verhalen. No current member of the compensation committee is an officer or employee of the company and no executive officer of the company serves as a member of a compensation committee of any entity that has one or more executive officers serving as a member of the compensation committee.

     James C. Gaither, a director of the company, is Senior Counsel at the law firm of Cooley Godward LLP, which has provided legal services to the company since its inception.

                    PERFORMANCE MEASUREMENT COMPARISON/1/

     The following graph shows the total stockholder return of an investment of $100 in cash from our initial public offering on July 25, 2000 for (i) our common stock (initial public offering price of $20); (ii) the Nasdaq Stock Market - U.S. Index; and (iii) the J.P. Morgan H&Q Internet 100 Index. All values assume reinvestment of the full amount of all dividends:


                              [PERFORMANCE GRAPH]


                                                                                                        Plot Points for JP
                                                  Blue Martini Software       Plot Points for Nasdaq         Morgan H&Q
Measurement Period                                     Plot Points              Stock Market (U.S.)         Internet 100
------------------                                     -----------              -------------------         ------------
7/25/00.............................                     $100.00                      $100.00                  $100.00
7/31/00.............................                     $297.19                      $ 93.35                  $ 91.59
8/31/00.............................                     $347.50                      $104.38                  $106.26
9/30/00.............................                     $169.38                      $ 90.81                  $ 93.98
10/31/00............................                     $188.13                      $ 83.33                  $ 72.97
11/30/00............................                     $ 76.25                      $ 64.25                  $ 53.09
12/31/00............................                     $ 66.25                      $ 60.80                  $ 48.51

_________________________
/1/ The material in this report is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of the company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

                             Certain Transactions

     James C. Gaither, a director of the company, is Senior Counsel at the law firm of Cooley Godward LLP, which has provided legal services to the company since its inception.

     During 2000, we incurred expenses of $1.2 million to Young & Rubicam, Inc. for advertising agency fees and production costs. In addition, we reimbursed Young & Rubicam for third-party direct advertising placement fees of approximately $7.0 million. Edward H. Vick, one of our directors, is chairman and chief executive officer of Young & Rubicam Advertising.

     In February 2000, we granted to Edward H. Vick, an option to purchase 200,000 shares of our common stock at an exercise price of $1.50.

     We have entered into agreements with the following executive officers of the company: John E. Calonico, Jr., Vice President and Chief Financial Officer, Laurent Pacalin, Vice President, Marketing, and Jeanne K. Urich, Vice President, Global Professional Services and Training. Under these agreements, we have agreed to pay the executive officers named above a lump sum equal to six months of their base salary if we terminate their employment without cause.

     We made a $402,000 loan to Scott D. Hanham, our Vice President of Product Development and Services, on March 16, 2001. The loan was full-recourse and was secured by certain shares of our common stock held by Mr. Hanham and the annual interest rate on such loan was 6%. Mr. Hanham repaid the principal of the loan in full on April 5, 2001, together with all interest accrued thereon.

     We have entered into indemnity agreements with certain officers and directors which provide, among other things, that the company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the company, and otherwise to the full extent permitted under Delaware law and our bylaws.

                                 Other Matters

     The board of directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                              By Order of the Board of Directors

                              /s/ Eric C. Jensen

                              Eric C. Jensen
                              Secretary

April 27, 2001

     A copy of our Annual Report on Form 10-K that was filed with the Securities and Exchange Commission for the year ended December 31, 2000 is available without charge upon written request to: Investor Relations, Blue Martini Software, Inc., 2600 Campus Drive, San Mateo, California 94403.

                                                                    Appendix A

                          BLUE MARTINI SOFTWARE, INC.

                        CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS




                            Amended August 24, 2000

Purpose and Policy

     The Audit Committee shall provide assistance and guidance to the Board of Directors of the Company in fulfilling its oversight responsibilities to the Company's stockholders with respect to the Company's corporate accounting and reporting practices as well as the quality and integrity of the Company's financial statements and reports. The policy of the Audit Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication between the Audit Committee, the independent auditors, and the Company's financial management.

Composition and Organization

     The Audit Committee shall consist of at least three members of the Board of Directors. The members of the Audit Committee shall satisfy the independence and experience requirements of the Nasdaq National Market.

     The Audit Committee shall hold such regular or special meetings as its members shall deem necessary or appropriate. Minutes of each meeting of the Audit Committee shall be prepared and distributed to each director of the Audit Committee promptly after each meeting. The operation of the Audit Committee shall be subject to the Bylaws of the Company as in effect from time to time and to Section 141 of the Delaware General Corporation Law.

Responsibilities

     In fulfilling its responsibilities, the Audit Committee believes that its functions and procedures should remain flexible in order to address changing conditions most effectively. To implement the policy of the Audit Committee, the Audit Committee shall be charged with the following functions:

     1. To recommend annually to the Board of Directors the firm of certified public accountants to be employed by the Company as its independent auditors for the ensuing year, which firm is ultimately accountable to the Audit Committee and the Board of Directors, as representatives of the Company's stockholders.

     2. To review the engagement of the independent auditors, including the scope, extent and procedures of the audit and the compensation to be paid therefor, and all other matters the Audit Committee deems appropriate.

     3. To evaluate, together with the Board of Directors, the performance of the independent auditors and, if so determined by the Audit Committee, to recommend that the Board of Directors replace the independent auditors.

     4. To receive written statements from the independent auditors delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard No. 1, to consider and discuss with the auditors any disclosed relationships or services that could affect the auditors' objectivity and independence and otherwise to take, and if so determined by the Audit Committee, to recommend that the Board of Directors take, appropriate action to oversee the independence of the auditors.

     5. To review, upon completion of the audit, the consolidated financial statements to be included in the Company's Annual Report on Form 10-K.

     6. To discuss with the independent auditors the results of the annual audit, including the auditors' assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, the nature of significant risks and exposures, the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards.

     7. To evaluate the cooperation received by the independent auditors during their audit examination, including any restrictions on the scope of their activities or access to required records, data and information.

     8. To confer with the independent auditors and with the senior management of the Company regarding the scope, adequacy and effectiveness of internal accounting and financial reporting controls in effect.

     9. To periodically confer with the independent auditors and senior management in separate executive sessions to discuss any matters that the Audit Committee, the independent auditors or senior management believe should be discussed privately with the Audit Committee.

     10. To review with counsel any significant regulatory or other legal matters that could have a material impact on the Company's financial statements, compliance programs and policies, if, in the judgment of the Audit Committee, such review is necessary or appropriate.

     11. To investigate any matter brought to the attention of the Audit Committee within the scope of its duties, with the power to retain outside counsel and a separate accounting firm for this purpose if, in the judgment of the Audit Committee, such investigation or retention is necessary or appropriate.

     12. To prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     13. To periodically review and assess the adequacy of this charter and recommend any proposed changes to the Board of Directors for approval.

     14. To report to the Board of Directors from time to time or whenever it shall be called upon to do so.

     15. To perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to actually resolve disagreements, if any, between management and the independent auditor or to assure compliance with local, state or federal laws and regulations.

                                                                 FORM PROXY CARD

                          BLUE MARTINI SOFTWARE, INC.
                               2600 Campus Drive
                          San Mateo, California 94403

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 7, 2001


         The undersigned hereby appoints Monte Zweben and John E. Calonico, Jr., and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Blue Martini Software, Inc., which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Blue Martini Software, Inc. to be held at the San Mateo Marriott Hotel located at 1770 South Amphlett Blvd., San Mateo, California 94402 on Thursday, June 7, 2001 at 10:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

    UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR
                                                                       ---
         ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE
                                               ---
   SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS
       ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.


                  (Continued and to be signed on other side)

                              FOLD AND DETACH HERE

                          BLUE MARTINI SOFTWARE, INC.
     Please mark vote in oval in the following manner using dark ink only.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NAMED NOMINEE.
                                                ---

PROPOSAL 1: To elect two directors to hold office until the 2004 Annual Meeting of Stockholders.

NOMINEES: A. Michael Spence, Ph.D. and Andrew W. Verhalen

[_] FOR   [_] WITHHELD   [_] For all nominees, except for nominees written below

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE WRITE SUCH NOMINEE'S NAME BELOW:

__________________________________________________


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.
                                                  ---


PROPOSAL 2: To ratify the selection of KPMG LLP as independent auditors of the Company for its fiscal year ending December 31, 2001.

                       [_] FOR   [_] AGAINST   [_] ABSTAIN

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES



                       Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

                       DATED ______________, 2001

                       ______________________________________________
                       Signature

                       ______________________________________________
                       Signature



                             FOLD AND DETACH HERE